EXHIBIT 99.1
Leidos Holdings, Inc. Reports Second Quarter Fiscal Year 2024 Results

•Revenues of $4.1 billion, up 8% year-over-year
•Net income of $324 million or $2.37 per diluted share
•Adjusted EBITDA (non-GAAP) of $559 million (13.5% margin)
•Non-GAAP Diluted Earnings per Share of $2.63, up 46% year-over-year
•Cash Flows from Operations of $374 million; Free Cash Flow (non-GAAP) of $351 million
•Net Bookings of $4.0 billion (book-to-bill ratio of 1.0 for the quarter and 1.1 for trailing twelve months)
RESTON, Va., July 30, 2024 – Leidos Holdings, Inc. (NYSE: LDOS), a FORTUNE 500® innovation company, today reported financial results for the second quarter of fiscal year 2024.
Thomas Bell, Leidos Chief Executive Officer, commented, "In the second quarter, Leidos continued its industry-leading profitable growth and strong cash generation, showcasing the progress we've made towards our key operational priorities and the dedication to our "Promises Made, Promises Kept" philosophy. Our collaborative innovation strategy and capabilities-based organization position us well to deliver on our commitments for the remainder of 2024 and beyond."
Summary Operating Results

	Three Months Ended
(in millions, except margin and per share data)	June 28, 2024	June 30, 2023
Revenues	$4,132	$3,838
Net income	$324	$210
Net income margin	7.8%	5.5%
Diluted earnings per share (EPS)	$2.37	$1.50

Non-GAAP Measures*:
Adjusted EBITDA	$559	$420
Adjusted EBITDA margin	13.5%	10.9%
Non-GAAP diluted EPS	$2.63	$1.80

* Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Management believes that these non-GAAP measures provide another measure of Leidos' results of operations and financial condition, including its ability to comply with financial covenants. See Non-GAAP Financial Measures at the end of this press release for more information and a reconciliation of our selected reported results to these non-GAAP measures.
Revenues for the quarter were $4.13 billion, up 8% compared to the second quarter of 2023. Revenues grew year-over-year due to increased demand across all customer segments, especially for managed health services.
For the second quarter, net income was $324 million, or $2.37 per diluted share. Net income and diluted EPS were up 54% and 58% year-over-year, respectively. Net income margin of 7.8% increased from 5.5% in the second quarter of 2023.
Adjusted EBITDA was $559 million for the second quarter, up 33% year-over-year. Record adjusted EBITDA margin of 13.5% increased from 10.9% in the second quarter of 2023. Non-GAAP net income was $360 million for the second quarter, up 43% year-over-year, and non-GAAP diluted EPS for the quarter was $2.63, up 46% year-over-year. The primary drivers of increased profitability were increased volumes and higher earned incentives on managed health services and improved cost control across the company.

Cash Flow Summary
In the second quarter, Leidos generated $374 million of net cash provided by operating activities and used $21 million and $159 million in investing and financing activities, respectively. Net cash provided by operating activities was driven by strong EBITDA and collections performance. Days Sales Outstanding (DSO) for the quarter was 58, a 1-day improvement from the second quarter of 2023.
Investing activities consisted primarily of $23 million in property, equipment and software payments, which resulted in quarterly free cash flow of $351 million. Leidos returned $165 million to shareholders in the second quarter, including $114 million in share repurchases and $51 million as part of its regular quarterly cash dividend program. As of June 28, 2024, Leidos had $823 million in cash and cash equivalents and $4.7 billion of debt.
On July 26, 2024, the Leidos Board of Directors declared a cash dividend of $0.38 per share to be paid on September 27, 2024, to stockholders of record at the close of business on September 13, 2024.
Business Development
Net bookings totaled $4.0 billion in the quarter, representing a book-to-bill ratio of 1.0. As a result, backlog at the end of the quarter was $36.5 billion, of which $8.0 billion was funded. Included in the quarterly bookings were several notable awards:
•Defense Enclave Services (DES) Department of Defense Network (DoDNet) Services. The Defense Information Systems Agency awarded Leidos a $823 million, five-year task order to provide long-term operations and sustainment for the DES DoDNet program. This award expands support from over 30,000 users to more than 160,000 users, including 14 additional Defense Agencies and Field Activities (DAFAs) to be migrated to DoDNet, and is projected to support approximately 370,000 DAFA users and workstations once complete. The work provides a more diverse and scalable service offering for the DoDNet user community, while also improving cybersecurity, network availability and reliability.
•Air Force National Capital Region Information Technology Services Follow-On. The U.S Air Force awarded Leidos a single-award, indefinite delivery, indefinite quantity (IDIQ) contract with an estimated total value of $738 million over five years. Under the contract, Leidos will support all components of the U.S. Air Force in the national capital region and National Military Command Center, including cybersecurity, enterprise IT operations, IT asset management, program management and other engineering services.
•Development, Integration, Acquisition, and Bridging to Logistics & Operations. The U.S. Army Contracting Command - Aberdeen Proving Grounds awarded Leidos a 10-year, $631 million contract to develop, acquire, field and provide lifecycle support to aerial intelligence, surveillance and reconnaissance sensors and integrated systems across a broad spectrum of multiple intelligence capabilities.
•NASA Cargo Mission Contract Follow-On. Under a five-year, $476 million contract, Leidos will continue to provide cargo mission engineering and integration services for NASA's International Space Station Program and Artemis campaign. Since 2004, Leidos has performed cargo mission support work for NASA by providing analytical and physical processing, engineering maintenance and operations support, as well as developing and certifying hardware for mission objectives and supporting logistical and integration functions to maintain adequate crew provisions an supplies to sustain human presence in space.

Forward Guidance
Leidos is updating its fiscal year 2024 guidance as follows:

FY24 Guidance
Measure	Current	Prior
Revenues (billions)	$16.1 - $16.4	$16.0 - $16.4
Adjusted EBITDA Margin	Approximately 12%	Mid-to-High 11%
Non-GAAP Diluted EPS	$8.60 - $9.00	$8.40 - $8.80
Cash Flows Provided by Operating Activities (billions)	Approximately $1.3	Approximately $1.3
For information regarding adjusted EBITDA margin and non-GAAP diluted EPS, see the related explanations and reconciliations to GAAP measures included elsewhere in this release.
Leidos does not provide a reconciliation of forward-looking adjusted EBITDA margins or non-GAAP diluted EPS to net income due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income may vary significantly based on actual events, Leidos is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected net income and diluted EPS being materially less than what may be implied by projected adjusted EBITDA margins and non-GAAP diluted EPS.
Conference Call Information
Leidos management will discuss operations and financial results in an earnings conference call beginning at 8 A.M. eastern time on July 30, 2024. A live audio broadcast of the conference call along with a supplemental presentation will be available to the public through links on the Leidos Investor Relations website (http://ir.leidos.com). An archived version of the webcast will be available on the Leidos Investor Relations website until July 30, 2025.
About Leidos
Leidos is a Fortune 500® innovation company rapidly addressing the world’s most vexing challenges in national security and health. The company's global workforce of 48,000 collaborates to create smarter technology solutions for customers in heavily regulated industries. Headquartered in Reston, Virginia, Leidos reported annual revenues of approximately $15.4 billion for the fiscal year ended December 29, 2023. For more information, visit www.leidos.com.
Forward-Looking Statements
Certain statements in this release contain or are based on "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as "expects," "intends," "plans," "anticipates," "believes," "estimates," "guidance" and similar words or phrases. Forward-looking statements in this release include, among others, estimates of our future growth, strategy and financial and operating performance, including future revenues, adjusted EBITDA margins, diluted EPS (including on a non-GAAP basis) and cash flows provided by operating activities, as well as statements about our business contingency plans, government budgets and the ongoing Continuing Resolution, uncertainties in tax due to new tax legislation or other regulatory developments, strategy, planned investments, sustainability goals and our future dividends, share repurchases, capital expenditures, debt repayments, acquisitions, dispositions and cash flow conversion. These statements reflect our belief and assumptions as to future events that may not prove to be accurate.
Actual performance and results may differ materially from those results anticipated by our guidance and other forward-looking statements made in this release depending on a variety of factors, including, but not limited to: developments in the U.S. government defense and non-defense budgets, including budget reductions, sequestration, implementation of spending limits or changes in budgetary priorities, delays in the U.S. government budget process or a government shutdown, or the U.S. government’s failure to raise the debt ceiling, which increases the possibility of a default by the U.S. government on its debt obligations, related credit-rating downgrades, or an economic recession; uncertainties in tax due to new tax legislation or other regulatory developments; rising inflationary pressures and fluctuations in interest rates; delays in the U.S. government contract procurement process or the award of contracts and delays or loss of contracts as a result of competitor protests; changes in U.S. government procurement rules, regulations and practices; our compliance with various U.S. government and other government procurement rules and regulations; governmental reviews, audits and investigations of our company; our ability to effectively compete and win contracts with the U.S. government and other customers; our ability to respond rapidly to emerging technology trends, including the use of artificial intelligence; our reliance on information technology spending by hospitals/healthcare organizations; our reliance on infrastructure investments by industrial and natural resources organizations; energy efficiency and alternative energy sourcing investments; investments by U.S. government and commercial organizations in environmental impact and remediation projects; the effects of health epidemics, pandemics and similar outbreaks may have on our business, financial position, results of operations and/or cash flows; our ability to attract, train and retain skilled employees, including our management team, and to obtain security clearances for our employees; our ability to accurately estimate costs, including cost increases due to inflation, associated with our firm-fixed-price contracts and other contracts; resolution of legal and other disputes with our customers and others or legal or regulatory compliance issues; cybersecurity, data security or other security threats, system failures or other disruptions of our business; our compliance with international, federal, state and local laws and regulations regarding privacy, data security, protection, storage, retention, transfer and disposal, technology protection and personal information; the damage and disruption to our business resulting from natural disasters and the effects of climate change; our ability to effectively acquire businesses and make investments; our ability to maintain relationships with prime contractors, subcontractors and joint venture partners; our ability to manage performance and other risks related to customer contracts; the failure of our inspection or detection systems to detect threats; the adequacy of our insurance programs, customer indemnifications or other liability protections designed to protect us from significant product or other liability claims, including cybersecurity attacks; our ability to manage risks associated with our international business; our ability to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010 and similar worldwide anti-corruption and anti-bribery laws and regulations; our ability to protect our intellectual property and other proprietary rights by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to prevail in litigation brought by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to declare or increase future dividends based on our earnings, financial condition, capital requirements and other factors, including compliance with applicable law and our agreements; our ability to grow our commercial health and infrastructure businesses, which could be negatively affected by budgetary constraints faced by hospitals and by developers of energy and infrastructure projects; our ability to successfully integrate acquired businesses; and our ability to execute our business plan and long-term management initiatives effectively and to overcome these and other known and unknown risks that we face.
These are only some of the factors that may affect the forward-looking statements contained in this release. For further information concerning risks and uncertainties associated with our business, please refer to the filings we make from time to time with the U.S. Securities and Exchange Commission ("SEC"), including the "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Legal Proceedings" sections of our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, all of which may be viewed or obtained through the Investor Relations section of our website at www.leidos.com.
All information in this release is as of July 30, 2024. Leidos expressly disclaims any duty to update the guidance or any other forward-looking statement provided in this release to reflect subsequent events, actual results or changes in Leidos' expectations. Leidos also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

CONTACTS:

Investor Relations:	Media Relations:
Stuart Davis	Melissa Lee Dueñas
571.526.6124	571.526.6850
ir@leidos.com	Duenasml@leidos.com

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Revenues	$4,132	$3,838	$8,107	$7,537
Cost of revenues	3,427	3,271	6,764	6,475
Selling, general and administrative expenses	231	237	457	470
Acquisition, integration and restructuring costs	7	6	11	9
Equity earnings of non-consolidated subsidiaries	(8)	(7)	(15)	(13)
Operating income	475	331	890	596
Non-operating income (expense):
Interest expense, net	(51)	(56)	(100)	(110)
Other income (expense), net	2	(1)	4	(5)
Income before income taxes	426	274	794	481
Income tax expense	(102)	(64)	(187)	(107)
Net income	324	210	607	374
Less: net income attributable to non-controlling interest	2	3	1	5
Net income attributable to Leidos common stockholders	$322	$207	$606	$369

Earnings per share:
Basic	$2.39	$1.51	$4.49	$2.69
Diluted	2.37	1.50	4.42	2.67

Weighted average number of common shares outstanding:
Basic	135	137	135	137
Diluted	136	138	137	138

Cash dividends declared per share	$0.38	$0.36	$0.76	$0.72

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	June 28, 2024	December 29, 2023
Assets:
Cash and cash equivalents	$823	$777
Receivables, net	2,615	2,429
Inventory, net	333	310
Other current assets	458	489
Total current assets	4,229	4,005
Property, plant and equipment, net	984	961
Intangible assets, net	592	667
Goodwill	6,102	6,112
Operating lease right-of-use assets, net	480	512
Other long-term assets	522	438
Total assets	$12,909	$12,695

Liabilities:
Accounts payable and accrued liabilities	$2,235	$2,277
Accrued payroll and employee benefits	703	695
Current portion of long-term debt	567	18
Total current liabilities	3,505	2,990
Long-term debt, net of current portion	4,109	4,664
Operating lease liabilities	486	516
Other long-term liabilities	299	267
Total liabilities	8,399	8,437

Stockholders’ equity:
Common stock, $0.0001 par value, 500,000,000 shares authorized, 134,709,785 and 135,766,419 shares issued and outstanding at June 28, 2024, and December 29, 2023, respectively	—	—
Additional paid-in capital	1,654	1,885
Retained earnings	2,866	2,364
Accumulated other comprehensive loss	(65)	(48)
Total Leidos stockholders’ equity	4,455	4,201
Non-controlling interest	55	57
Total stockholders' equity	4,510	4,258
Total liabilities and stockholders' equity	$12,909	$12,695

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended		Six Months Ended
	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Cash flows from operations:
Net income	$324	$210	$607	$374
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	71	84	140	166
Stock-based compensation	20	19	40	37
Deferred income taxes	(42)	(45)	(67)	(88)
Other	8	1	2	6
Change in assets and liabilities, net of effects of acquisitions:
Receivables	96	43	(185)	(123)
Other current assets and other long-term assets	42	58	7	49
Accounts payable and accrued liabilities and other long-term liabilities	(73)	(101)	(174)	(198)
Accrued payroll and employee benefits	(38)	(45)	10	(32)
Income taxes receivable/payable	(34)	(60)	57	(125)
Net cash provided by operating activities	374	164	437	66
Cash flows from investing activities:
Acquisition of a business, net of cash acquired	—	(4)	—	(4)
Payments for property, equipment and software	(23)	(40)	(40)	(79)
Net proceeds from sale of assets	2	—	2	—
Other	—	—	5	—
Net cash used in investing activities	(21)	(44)	(33)	(83)
Cash flows from financing activities:
Proceeds from debt issuance	—	—	—	1,743
Net proceeds from commercial paper	—	200	—	200
Repayments of borrowings	(5)	(325)	(9)	(2,036)
Payments for debt issuance costs	—	—	—	(7)
Dividend payments	(51)	(50)	(104)	(100)
Repurchases of stock and other	(114)	—	(297)	(43)
Proceeds from issuances of stock	13	13	26	25
Net capital distributions to non-controlling interests	(2)	(2)	(3)	(3)
Net cash used in financing activities	(159)	(164)	(387)	(221)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	—	1	(4)	3
Net increase (decrease) in cash, cash equivalents and restricted cash	194	(43)	13	(235)
Cash, cash equivalents and restricted cash at beginning of period	747	491	928	683
Cash, cash equivalents and restricted cash at end of period	941	448	941	448
Less: restricted cash at end of period	118	119	118	119
Cash and cash equivalents at end of period	$823	$329	$823	$329

LEIDOS HOLDINGS, INC.
UNAUDITED SEGMENT OPERATING RESULTS
(in millions)

	Three Months Ended		Six Months Ended
	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Revenues:
National Security and Digital	$1,813	$1,791	$3,606	$3,548
Health & Civil	1,263	1,034	2,462	2,042
Commercial & International	561	547	1,070	1,036
Defense Systems	495	466	969	911
Total	$4,132	$3,838	$8,107	$7,537

Operating income (loss):
National Security and Digital	$183	$172	$358	$317
Health & Civil	307	134	529	247
Commercial & International	(11)	34	23	47
Defense Systems	34	21	55	44
Corporate	(38)	(30)	(75)	(59)
Total	$475	$331	$890	$596

Operating income margin:
National Security and Digital	10.1%	9.6%	9.9%	8.9%
Health & Civil	24.3%	13.0%	21.5%	12.1%
Commercial & International	(2.0)%	6.2%	2.1%	4.5%
Defense Systems	6.9%	4.5%	5.7%	4.8%
Total	11.5%	8.6%	11.0%	7.9%
National Security and Digital
National Security and Digital revenues of $1.81 billion increased by 1% compared to the prior year quarter. Revenue growth reflects increased volumes on the Sentinel contract, DES program and several contracted research and development efforts. For the quarter, operating income margin increased to 10.1% from 9.6% in the prior year quarter, and non-GAAP operating income margin increased to 10.4% from 10.2% in the prior year quarter. The increase in segment profitability was primarily attributable to volume and efficiencies on certain fixed price programs.
Health & Civil
Health & Civil revenues of $1.26 billion increased by 22% compared to the prior year quarter. Health & Civil operating income margin for the quarter was 24.3%, compared to 13.0% in the prior year quarter, and non-GAAP operating income margin was 24.9%, compared to 14.0% in the prior year quarter. The increase in revenues and segment profitability was driven by increased volumes and case complexity and better incentive performance within the managed health services business.
Commercial & International
Commercial & International revenues of $561 million increased by 3% compared to the prior year quarter driven by increased deliveries of security products and higher volumes within the commercial energy and Australian IT businesses, partially offset by the impact of rebaselining certain contracts within the United Kingdom (UK) business. Operating income margin for the quarter was (2.0)%, compared to 6.2% in the prior year quarter, and non-GAAP operating margin was 0.7%, compared to 8.2% in the prior year quarter. The decrease in segment profitability was driven by the UK contract adjustments.

LEIDOS HOLDINGS, INC.
UNAUDITED SEGMENT OPERATING RESULTS
(in millions)

Defense Systems
Defense Systems revenues of $495 million increased by 6% compared to the prior year quarter, primarily driven by increased volumes within the airborne surveillance and reconnaissance and hypersonics businesses. Defense Systems operating income margin for the quarter was 6.9%, compared to 4.5% in the prior year quarter, and non-GAAP operating margin was 10.3%, compared to 8.6% in the prior year quarter. The increase in segment profitability is primarily attributable to improved program execution compared to the prior year period.

LEIDOS HOLDINGS, INC.
UNAUDITED BACKLOG BY REPORTABLE SEGMENT
(in millions)
Backlog represents the estimated amount of future revenues to be recognized under negotiated contracts. Backlog value is based on management’s estimates about volume of services, availability of customer funding and other factors, and excludes contracts that are under protest. Estimated backlog comprises both funded and negotiated unfunded backlog. Backlog estimates are subject to change and may be affected by several factors, including modifications of contracts, non-exercise of options and foreign currency movements.
Funded backlog for contracts with the U.S. government represents the value on contracts for which funding is appropriated less revenues previously recognized on these contracts. Funded backlog for contracts with non-U.S. government entities and commercial customers represents the estimated value on contracts, which may cover multiple future years, under which Leidos is obligated to perform, less revenue previously recognized on the contracts.
Negotiated unfunded backlog represents estimated amounts of revenue to be earned in the future from contracts for which funding has not been appropriated and unexercised priced contract options. Negotiated unfunded backlog does not include unexercised option periods and future potential task orders expected to be awarded under IDIQ, General Services Administration Schedule or other master agreement contract vehicles, with the exception of certain IDIQ contracts where task orders are not competitively awarded or separately priced but instead are used as a funding mechanism, and where there is a basis for estimating future revenues and funding on future anticipated task orders.
The estimated value of backlog as of the dates presented was as follows:

	June 28, 2024			June 30, 2023
Segment	Funded	Unfunded	Total	Funded	Unfunded	Total
National Security and Digital	$2,681	$15,268	$17,949	$2,806	$12,549	$15,355
Health & Civil	1,607	8,837	10,444	1,635	9,127	10,762
Commercial & International	2,699	1,886	4,585	2,786	972	3,758
Defense Systems	1,036	2,473	3,509	1,045	3,232	4,277
Total	$8,023	$28,464	$36,487	$8,272	$25,880	$34,152

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
Leidos uses and refers to organic revenue, non-GAAP operating income, non-GAAP operating margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP diluted EPS, non-GAAP free cash flow and non-GAAP free cash flow conversion, which are not measures of financial performance under generally accepted accounting principles in the U.S. and, accordingly, these measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in conjunction with Leidos's consolidated financial statements prepared in accordance with GAAP.
Management believes that these non-GAAP measures provide another representation of the results of operations and financial condition, including its ability to comply with financial covenants. These non-GAAP measures are frequently used by financial analysts covering Leidos and its peers. The computation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.
Organic revenues capture the revenue that is inherent in the underlying business excluding the impact of acquisitions and divestitures made within the prior year; it is computed as current revenues excluding revenues from acquisitions within the last 12 months and divestitures within the current and year-ago periods.
Non-GAAP operating income is computed by excluding the following discrete items from operating income:
•Acquisition, integration and restructuring costs – Represents acquisition, integration, lease termination, severance and retention costs and asset markdowns related to acquisitions and restructuring activities.
•Amortization of acquired intangible assets – Represents the amortization of the fair value of the acquired intangible assets.
•Gain on sale of intangible assets – Represents the gain on sale of intellectual property not used in operations.
Non-GAAP operating margin is computed by dividing non-GAAP operating income by revenues.
Adjusted EBITDA is computed by excluding the following items from income before income taxes: (i) discrete items as identified above; (ii) interest expense; (iii) interest income; (iv) depreciation expense; and (v) amortization of internally developed intangible assets.
Adjusted EBITDA margin is computed by dividing adjusted EBITDA by revenues.
Non-GAAP net income is computed by excluding the discrete items listed under non-GAAP operating income and their related tax impacts.
Non-GAAP diluted EPS is computed by dividing net income attributable to Leidos common stockholders, adjusted for the discrete items as identified above and the related tax impacts, by the diluted weighted average number of common shares outstanding.
Non-GAAP free cash flow is computed by deducting expenditures for property, equipment and software from net cash provided by (used in) operating activities.
Non-GAAP free cash flow conversion is computed by dividing non-GAAP free cash flow by non-GAAP net income attributable to Leidos common stockholders; operating cash flow conversion is computed by dividing net cash provided by (used in) operating activities by net income attributable to Leidos shareholders.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except growth percentages)
The following table presents the reconciliation of revenues to organic revenues by reportable segment and total operations:

	Three Months Ended
	June 28, 2024	June 30, 2023	Percent Change
National Security and Digital
Revenues, as reported	$1,813	$1,791	1%

Health & Civil
Revenues, as reported	$1,263	$1,034	22%

Commercial & International
Revenues, as reported	$561	$547	3%

Defense Systems
Revenues, as reported	$495	$466	6%
Acquisition and divestiture revenues(1)	—	2
Organic revenues	$495	$464	7%

Total Operations
Revenues, as reported	$4,132	$3,838	8%
Acquisition and divestiture revenues(1)	—	2
Organic revenues	$4,132	$3,836	8%
(1) Year ago acquisition and divestiture revenues reflect revenues from assets subsequently divested. For the three months ended June 30, 2023, Defense Systems segment acquisition and divestiture revenues include the divestiture of an immaterial asset that was completed on October 20, 2023.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)

The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the three months ended June 28, 2024:

	Three Months Ended June 28, 2024
	As reported	Acquisition, integration and restructuring costs(3)	Amortization of acquired intangibles	Gain on sale of intangible assets	Non-GAAP results
Operating income	$475	$13	$36	$—	$524
Non-operating expense, net	(49)	—	—	(2)	(51)
Income before income taxes	426	13	36	(2)	473
Income tax expense(1)	(102)	(3)	(8)	—	(113)
Net income	324	10	28	(2)	360
Less: net income attributable to non-controlling interest	2	—	—	—	2
Net income attributable to Leidos common stockholders	$322	$10	$28	$(2)	$358

Diluted EPS attributable to Leidos common stockholders(2)	$2.37	$0.07	$0.21	$(0.01)	$2.63
Diluted shares	136	136	136	136	136

	Three Months Ended June 28, 2024
	As reported	Acquisition, integration and restructuring costs(3)	Amortization of acquired intangibles	Gain on sale of intangible assets	Non-GAAP results
Net income	$324	$10	$28	$(2)	$360
Income tax expense(1)	102	3	8	—	113
Income before income taxes	426	13	36	(2)	473
Depreciation expense	35	—	—	—	35
Amortization of intangibles	36	—	(36)	—	—
Interest expense, net	51	—	—	—	51
Adjusted EBITDA	$548	$13	$—	$(2)	$559
Adjusted EBITDA margin	13.3%				13.5%
(1) Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(2) Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.
(3) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)

The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the three months ended June 30, 2023:

	Three Months Ended June 30, 2023
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Non-GAAP results
Operating income	$331	$6	$51	$388
Non-operating expense, net	(57)	—	—	(57)
Income before income taxes	274	6	51	331
Income tax expense(1)	(64)	(2)	(13)	(79)
Net income	210	4	38	252
Less: net income attributable to non-controlling interest	3	—	—	3
Net income attributable to Leidos common stockholders	$207	$4	$38	$249

Diluted EPS attributable to Leidos common stockholders(2)	$1.50	$0.03	$0.28	$1.80
Diluted shares	138	138	138	138

	Three Months Ended June 30, 2023
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Non-GAAP results
Net income	$210	$4	$38	$252
Income tax expense(1)	64	2	13	79
Income before income taxes	274	6	51	331
Depreciation expense	33	—	—	33
Amortization of intangibles	51	—	(51)	—
Interest expense, net	56	—	—	56
Adjusted EBITDA	$414	$6	$—	$420
Adjusted EBITDA margin	10.8%			10.9%
(1) Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(2) Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)
The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the six months ended June 28, 2024:

	Six Months Ended June 28, 2024
	As reported	Acquisition, integration and restructuring costs(3)	Amortization of acquired intangibles	Gain on sale of intangible assets	Non-GAAP results
Operating income	$890	$17	$73	$—	$980
Non-operating expense, net	(96)	—	—	(2)	(98)
Income before income taxes	794	17	73	(2)	882
Income tax expense(1)	(187)	(4)	(18)	—	(209)
Net income	607	13	55	(2)	673
Less: net income attributable to non-controlling interest	1	—	—	—	1
Net income attributable to Leidos common stockholders	$606	$13	$55	$(2)	$672

Diluted EPS attributable to Leidos common stockholders(2)	$4.42	$0.09	$0.40	$(0.01)	$4.91
Diluted shares	137	137	137	137	137

	Six Months Ended June 28, 2024
	As reported	Acquisition, integration and restructuring costs(3)	Amortization of acquired intangibles	Gain on sale of intangible assets	Non-GAAP results
Net income	$607	$13	$55	$(2)	$673
Income tax expense(1)	187	4	18	—	209
Income before income taxes	794	17	73	(2)	882
Depreciation expense	67	—	—	—	67
Amortization of intangibles	73	—	(73)	—	—
Interest expense, net	100	—	—	—	100
Adjusted EBITDA	$1,034	$17	$—	$(2)	$1,049
Adjusted EBITDA margin	12.8%				12.9%
(1) Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(2) Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.
(3) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)

The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the six months ended June 30, 2023:

	Six Months Ended June 30, 2023
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Non-GAAP results
Operating income	$596	$9	$103	$708
Non-operating expense, net	(115)	—	—	(115)
Income before income taxes	481	9	103	593
Income tax expense(1)	(107)	(2)	(27)	(136)
Net income	374	7	76	457
Less: net income attributable to non-controlling interest	5	—	—	5
Net income attributable to Leidos common stockholders	$369	$7	$76	$452

Diluted EPS attributable to Leidos common stockholders(2)	$2.67	$0.05	$0.55	$3.28
Diluted shares	138	138	138	138

	Six Months Ended June 30, 2023
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Non-GAAP results
Net income	$374	$7	$76	$457
Income tax expense(1)	107	2	27	136
Income before income taxes	481	9	103	593
Depreciation expense	63	—	—	63
Amortization of intangibles	103	—	(103)	—
Interest expense, net	110	—	—	110
Adjusted EBITDA	$757	$9	$—	$766
Adjusted EBITDA margin	10.0%			10.2%
(1) Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(2) Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except margin percentages)
The following tables present the reconciliation of non-GAAP operating income by reportable segment and Corporate to operating income:

	Three Months Ended June 28, 2024
	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Non-GAAP operating income (loss)	Non-GAAP operating margin
National Security and Digital	$183	$—	$5	$188	10.4%
Health & Civil	307	—	7	314	24.9%
Commercial & International	(11)	8	7	4	0.7%
Defense Systems	34	—	17	51	10.3%
Corporate	(38)	5	—	(33)	NM
Total	$475	$13	$36	$524	12.7%

	Three Months Ended June 30, 2023
	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Non-GAAP operating income (loss)	Non-GAAP operating margin
National Security and Digital	$172	$—	$11	$183	10.2%
Health & Civil	134	—	11	145	14.0%
Commercial & International	34	1	10	45	8.2%
Defense Systems	21	—	19	40	8.6%
Corporate	(30)	5	—	(25)	NM
Total	$331	$6	$51	$388	10.1%

	Six Months Ended June 28, 2024
	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Non-GAAP operating income (loss)	Non-GAAP operating margin
National Security and Digital	$358	$—	11	$369	10.2%
Health & Civil	529	—	13	542	22.0%
Commercial & International	23	8	15	46	4.3%
Defense Systems	55	—	34	89	9.2%
Corporate	(75)	9	—	(66)	NM
Total	$890	$17	$73	$980	12.1%

	Six Months Ended June 30, 2023
	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Non-GAAP operating income (loss)	Non-GAAP operating margin
National Security and Digital	$317	$—	$23	$340	9.6%
Health & Civil	247	—	21	268	13.1%
Commercial & International	47	1	20	68	6.6%
Defense Systems	44	—	39	83	9.1%
Corporate	(59)	8	—	(51)	NM
Total	$596	$9	$103	$708	9.4%
NM - Not Meaningful

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except percentages)

The following table presents the reconciliation of non-GAAP free cash flow to net cash provided by operating activities as well as the calculation of operating cash flow and non-GAAP free cash flow conversion ratios:

	Three Months Ended
	June 28, 2024	June 30, 2023
Net cash provided by operating activities	$374	$164
Payments for property, equipment and software	(23)	(40)
Non-GAAP free cash flow	$351	$124

Net income attributable to Leidos common stockholders	$322	$207
Acquisition, integration and restructuring costs(1)	10	4
Amortization of acquired intangibles(1)	28	38
Gain on sale of intangible assets	(2)	—
Non-GAAP net income attributable to Leidos common stockholders	$358	$249

Operating cash flow conversion ratio	116%	79%
Non-GAAP free cash flow conversion ratio	98%	50%
(1) After-tax expenses excluded from non-GAAP net income.